Exhibit 5.1

May 13, 2024

Phillips Edison & Company, Inc.

Phillips Edison Grocery Center Operating Partnership I, L.P.

11501 Northlake Drive

Cincinnati, Ohio 45249

Re:

Phillips Edison & Company, Inc., a Maryland corporation (the “Company”) – Issuance and sale of $350,000,000 aggregate principal amount of 5.750% Senior Notes due 2034 (the “Notes”) by Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Operating Partnership”), pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-262627 and 333-262627-01) filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2022 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Notes and the Guarantee (as defined herein) under the Securities Act of 1933, as amended (the “Act”), under the Registration Statement, which was filed with the Commission on or about February 10, 2022. You have requested our opinion with respect to the matters set forth below.

We understand that the Notes will be issued under, and subject to the terms of, the Indenture (as defined herein), and, pursuant to Article V of the Supplemental Indenture (as defined herein), the Company will provide a full and unconditional guarantee with respect to the Notes.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.

the corporate charter of the Company (the “Charter”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on August 4, 2020, Articles of Amendment filed with the SDAT on July 2, 2021, Articles of Amendment filed with the SDAT on July 2, 2021, Articles Supplementary filed with the SDAT on July 2, 2021, Articles of Amendment filed with the SDAT on July 2, 2021, Articles Supplementary filed with the SDAT on July 16, 2021 and Articles Supplementary filed with the SDAT on May 5, 2022;

2.	the Fifth Amended and Restated Bylaws of the Company, effective as of July 19, 2021 (the “Bylaws”);

BALLARD SPAHR LLP

Phillips Edison & Company, Inc.

Phillips Edison Grocery Center Operating Partnership I, L.P.

May 13, 2024

3.

resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of May 6, 2024 and May 8, 2024, which, among other things, authorized the issuance of the Notes (collectively, the “Directors’ Resolutions”);

4.

a fully executed counterpart of that certain global note, dated May 13, 2024, registered in the name of The Depository Trust Company’s nominee Cede & Co. representing the Notes (the “Global Note”), and a fully executed counterpart of that certain notation of guarantee, dated May 13, 2024, made by the Company for the benefit of the holders of the Notes, annexed to the Global Note (the “Guarantee”);

5.

a fully executed counterpart of the Indenture, dated as of October 6, 2021 (the “Base Indenture”), by and among the Operating Partnership, the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of May 13, 2024, relating to the Notes (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Operating Partnership, the Company and the Trustee;

6.

a certificate of two officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete and have not been rescinded or modified, and that the Charter, the Bylaws and the Directors’ Resolutions are in full force and effect, as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions, and the form, approval, execution and delivery of the Guarantee and the Indenture;

7.	the Registration Statement and the related base prospectus and prospectus supplement included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

8.	a status certificate of the SDAT, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

9.	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

BALLARD SPAHR LLP

Phillips Edison & Company, Inc.

Phillips Edison Grocery Center Operating Partnership I, L.P.

May 13, 2024

(b)	each natural person executing any instrument, document or agreement is legally competent to do so;

(c)	there are no material modifications of, or amendments to, the pertinent sections of the Guarantee and the Indenture;

(d)

all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete;

(e)	the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof; and

(f)

each of the parties thereto (other than the Company) have duly and validly authorized, executed and delivered each instrument, document and agreement, including but not limited to the Guarantee and the Indenture, executed in connection with the transactions contemplated by the Guarantee and the Indenture to which such party is a signatory, and such party’s obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(i)	The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the SDAT.

(ii)	The Company has the corporate power to create the obligation evidenced by the Guarantee.

(iii)

The guarantee of the Notes by the Company pursuant to the Indenture, and the execution and delivery by the Company of the Guarantee and the Indenture, have been duly authorized by all necessary corporate action on the part of the Company, and the Guarantee and the Indenture have been duly executed and delivered by the Company.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers, or with respect to the actions required for the Operating Partnership to authorize, execute, deliver or perform its obligations under any document, instrument or agreement. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

BALLARD SPAHR LLP

Phillips Edison & Company, Inc.

Phillips Edison Grocery Center Operating Partnership I, L.P.

May 13, 2024

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s and the Operating Partnership’s Current Report on Form 8-K which is incorporated by reference in the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Notes and the Guarantee. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP